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                                                                     EXHIBIT 23


INDEPENDENT AUDITORS REPORT

We consent to the incorporation by reference in Registration Statement No. 33-11883, Registration Statement No. 33-35549, Registration Statement No. 33-35719, Registration Statement No. 33-72502, Post-Effective Amendment No. 1 to Registration Statement No. 2-78926, and, Post-Effective Amendment No. 3 to Registration Statement No. 2-78925 on Forms S-8 of our report dated February 14, 1997, appearing in this Annual Report on Form 10-K of Thoratec Laboratories Corporation for the year ended December 28, 1996.


/s/ DELOITTE & TOUCHE LLP
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San Francisco, California
March 10, 1997